Exhibit 99.1

Cerevel Therapeutics Appoints Susan Altschuller, Ph.D. as Chief Financial Officer

Susan Altschuller, Ph.D. brings financial management, investor relations, and business planning experience from leading pharmaceutical and biotechnology companies to Cerevel

Dr. Altschuller to become CFO effective May 15, 2023

CAMBRIDGE, Mass. – May 10, 2023 – Cerevel Therapeutics (Nasdaq: CERE), a company dedicated to unraveling the mysteries of the brain to treat neuroscience diseases, today announced the appointment of Susan Altschuller, Ph.D. as chief financial officer (CFO), effective May 15, 2023.

“We are excited to welcome Susan to Cerevel, as she brings a breadth of experience leading biopharmaceutical companies by leveraging her strategic understanding, financial expertise, strong scientific background, and engagement with the investment community,” said Tony Coles, M.D. chairperson and outgoing chief executive officer of Cerevel Therapeutics. “Our strong cash position continues to support a robust pipeline of potential therapies and Susan will be a key member of the leadership team as we focus on executing clinical trials and optimizing our cash runway. I also want to express my sincere gratitude to Mark Bodenrader for his important contributions as interim CFO during a time of significant growth at Cerevel.”

“I look forward to collaborating with Susan as we track toward seven expected data readouts in 2024,” said Ron Renaud, incoming president and chief executive officer of Cerevel Therapeutics. “Tony and I agree that Susan is a natural fit for Cerevel, with her deep experience in corporate and commercial finance, investor relations, and strategic growth.”

“I am impressed by what Cerevel has accomplished to date through creative dealmaking and thoughtful capital formation,” said Dr. Altschuller. “I look forward to joining a fantastic team with exciting days ahead and working together to push boundaries, develop solutions and transform lives of people with some of the most devastating neuroscience diseases.”

About Susan Altschuller, Ph.D.

Susan Altschuller, Ph.D., MBA has extensive financial management, investor relations, and business planning experience with leading pharmaceutical and biotechnology companies. Most recently, she served as the chief financial officer of ImmunoGen, a biotechnology company developing the next generation of antibody-drug conjugates for cancer patients.

Before ImmunoGen, Dr. Altschuller worked at Alexion, where she was head of investor relations and later, head of enterprise finance. Prior to joining Alexion, Dr. Altschuller was head of investor relations at Bioverativ, where she served as the primary interface with Wall Street and led all investor-related activities for the launch of the Biogen hemophilia spin-off. Earlier in her career, Dr. Altschuller held positions at Biogen in various functions of increasing responsibility, including investor relations, corporate finance, and commercial finance. She received a BSE in Biomedical Engineering with Honors from Tulane University, a Ph.D. in Biomedical Engineering from the Illinois Institute of Technology, and an MBA from the MIT Sloan School of Management.

Dr. Altschuller serves as audit chair on the Board of Directors of Vestaron Corporation and is a founding Board member of the HNRNP Family Foundation.

About Cerevel Therapeutics

Cerevel Therapeutics is dedicated to unraveling the mysteries of the brain to treat neuroscience diseases. The company is tackling diseases by combining its deep expertise in neurocircuitry with a focus on targeted receptor subtype selectivity and a differentiated approach to pharmacology. Cerevel Therapeutics has a diversified pipeline comprised of five clinical-stage investigational therapies and several preclinical compounds with the potential to treat a range of neuroscience diseases, including schizophrenia, Alzheimer’s disease psychosis, epilepsy, panic disorder, and Parkinson’s disease. Headquartered in Cambridge, Mass., Cerevel Therapeutics is advancing its current research and development programs while exploring new modalities through internal research efforts, external collaborations, or potential acquisitions. For more information, visit www.cerevel.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about: the potential attributes and benefits of our product candidates and the format, timing and objectives of our product development activities and clinical trials. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, among others: clinical trial results may not be favorable; uncertainties inherent in the product development process (including with respect to the timing of results and whether such results will be predictive of future results); the impact of COVID-19, the post-COVID environment and other factors on the timing, progress and results of clinical trials; our ability to recruit and enroll suitable patients in our clinical trials; whether and when, if at all, our product candidates will receive approval from the FDA or other regulatory authorities, and for which, if any, indications; competition from other biotechnology companies; uncertainties regarding intellectual property protection; and other risks identified in our SEC filings, including those under the heading “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 3, 2023 and our subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Media Contact:

Anna Robinson

Cerevel Therapeutics

anna.robinson@cerevel.com

Investor Contact:

Matthew Calistri

Cerevel Therapeutics

matthew.calistri@cerevel.com